UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 23, 2008

DORAL FINANCIAL CORP
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	0-17224	66-031262
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1451 FRANKLIN D ROOSEVELT AVENUE, SAN JUAN, Puerto Rico		00920-2717
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-474-6700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 23, 2008, Doral Financial Corporation (the "Company") appointed Mr. Gerard L. Smith as a member of the Company’s Board of Directors.

Mr. Smith has extensive experience handling regulatory crises and strategic planning for the boards of directors of various financial institutions. His prior experience includes over 30 years working in the financial industry where he focused on mergers & acquisitions, including deals involving HSBC, Capital One, AMSouth, and the Bank of Canada. He served as Managing Director in charge of Bank Mergers and Acquisitions at Credit Suisse. In addition, Mr. Smith was one of the three founding members of the Financial Institutions Group (FIG) at Salomon Brothers. He led Salomon's Europe Corporate Finance group and served as Managing Director of the group's Mergers & Acquisitions division, as well as Managing Director of Salomon's Commercial Bank Group. He also served as head of the UBS Bank Group . Mr. Smith holds a B.A. from Yale University and MBA from Harvard. He currently serves on the Yale Development Board and the Canterbury School Board of Directors.

Mr. Smith has not yet been assigned to any committee of the Board of Directors. There were no arrangements or understandings between Mr. Smith and any other person pursuant to which he was elected to his position other than the right of Doral Holdings Delaware, LLC ("Doral Holdings") to designate all nominees to the Board of Directors pursuant to a shareholders agreement between the Company and Doral Holdings dated July 19, 2007. A copy of the shareholders agreement has been filed as an exhibit to the Company’s Current Report in Form 8-K filed with the Securities and Exchange Commission on July 26, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL FINANCIAL CORP

June 27, 2008	By:	Enrique Ubarri-Baragaño

Name: Enrique Ubarri-Baragaño
Title: Executive Vice President and General Counsel